Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

August 5, 2020

ConocoPhillips

ConocoPhillips Company

c/o	ConocoPhillips
925 N. Eldridge Parkway
Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel for ConocoPhillips, a Delaware corporation (the “Company”), and ConocoPhillips Company, a Delaware corporation (“CPCo”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale of an indeterminate amount of the following securities (collectively, the “Securities”):

(i)                 senior debt securities of the Company (the “ConocoPhillips Senior Debt Securities”) and any related guarantee of such ConocoPhillips Senior Debt Securities by CPCo (the “CPCo Guarantee”), to be issued pursuant to an Indenture, dated as of October 9, 2002 (the “ConocoPhillips Senior Indenture”) among the Company, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”);

(ii)              senior debt securities of CPCo (the “CPCo Senior Debt Securities” and, together with the Company Senior Debt Securities, the “Senior Debt Securities”) and any related guarantee of such CPCo Senior Debt Securities by the Company (the “Company Guarantee” and, together with the CPCo Guarantee, the “Guarantees”), to be issued pursuant the Indenture, dated as of December 7, 2012 (the “CPCo Senior Indenture” and, together with the ConocoPhillips Senior Indenture, the “Senior Indentures”), among CPCo, as issuer, the Company, as guarantor, and the Trustee, as trustee;

(iii)            subordinated debt securities of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture (the “Subordinated Indenture”) to be entered into between the Company, as issuer, and the Trustee, as trustee;

(iv)             shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

ConocoPhillips

ConocoPhillips Company

August 5, 2020

(v)               shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

(vi)             depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”);

(vii)          warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares or other securities (the “Warrants”);

(viii)        contracts to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Stock Purchase Contracts”); and

(ix)             units consisting of (A) a Stock Purchase Contract and (B) a combination of Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts (“Stock Purchase Units”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company and CPCo.

We have also assumed that (i) the Senior Indentures, the form of Subordinated Indenture filed as an exhibit to the Registration Statement, and any contract governing or establishing the terms of the Depositary Shares, Warrants, Stock Purchase Contracts or Stock Purchase Units will be the valid and binding obligations of each party thereto (other than the Company and CPCo, as applicable) enforceable against each party thereto (other than the Company and CPCo, as applicable) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Company and CPCo, as applicable, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or CPCo, as applicable, (iii) any contract governing or establishing the terms of the Depositary Shares, Warrants, Stock Purchase Contracts or Stock Purchase Units will be governed by the laws of the State of New York, (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (v) any securities issued by any third party that comprise part of any of the Securities, or that are issuable upon the conversion, exchange, exercise or otherwise pursuant to the terms of any of the Securities are valid and binding obligations of such third party enforceable against such third party in accordance with their respective terms.

ConocoPhillips

ConocoPhillips Company

August 5, 2020

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1)               Any ConocoPhillips Senior Debt Securities, when (i) the terms of such series of ConocoPhillips Senior Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such ConocoPhillips Senior Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the ConocoPhillips Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The ConocoPhillips Senior Debt Securities covered by the opinion in this paragraph include any ConocoPhillips Senior Debt Securities that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2)               Any CPCo Guarantee, when (i) the terms of such CPCo Guarantee and the related series of ConocoPhillips Senior Debt Securities and of the issuance and sale of such CPCo Guarantee and such related series of ConocoPhillips Senior Debt Securities, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such CPCo Guarantee has been duly executed by CPCo, such ConocoPhillips Senior Debt Securities have been duly executed by the Company and such CPCo Guarantee and ConocoPhillips Senior Debt Securities have been authenticated by the Trustee in accordance with the terms of the ConocoPhillips Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of CPCo enforceable against CPCo in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The CPCo Guarantees covered by the opinion in this paragraph include any CPCo Guarantees that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(3)               Any CPCo Senior Debt Securities, when (i) the terms of such series of CPCo Senior Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such CPCo Senior Debt Securities have been duly executed by CPCo and authenticated by the Trustee in accordance with the terms of the CPCo Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of CPCo enforceable against CPCo in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The CPCo Senior Debt Securities covered by the opinion in this paragraph include any CPCo Senior Debt Securities that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

ConocoPhillips

ConocoPhillips Company

August 5, 2020

(4)               Any ConocoPhillips Guarantee, when (i) the terms of such ConocoPhillips Guarantee and the related series of CPCo Senior Debt Securities and of the issuance and sale of such ConocoPhillips Guarantee and such related series of CPCo Senior Debt Securities, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such ConocoPhillips Guarantee has been duly executed by the Company, such CPCo Senior Debt Securities have been duly executed by CPCo and such ConocoPhillips Guarantee and CPCo Senior Debt Securities have been authenticated by the Trustee in accordance with the terms of the CPCo Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The ConocoPhillips Guarantees covered by the opinion in this paragraph include any ConocoPhillips Guarantees that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(5)               Any Subordinated Debt Securities, when (i) the Subordinated Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (ii) the terms of such series of Subordinated Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Subordinated Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Subordinated Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Subordinated Debt Securities covered by the opinion in this paragraph include any Subordinated Debt Securities that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(6)               Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

ConocoPhillips

ConocoPhillips Company

August 5, 2020

(7)               Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefore (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares or that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(8)               Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Warrants has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security to be issued upon exercise of such Warrants have been taken and (iv) such Warrants have been duly executed by the Company and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued pursuant to or as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(9)               Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchases thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

ConocoPhillips

ConocoPhillips Company

August 5, 2020

(10)           Any Stock Purchase Contracts, when (i) the terms of such Stock Purchase Contracts, of any contract governing and establishing the terms of such Stock Purchase Contracts and of the issuance and sale of such Stock Purchase Contracts, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing and establishing the terms of such Stock Purchase Contracts has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Stock Purchase Contracts have been taken and (iv) such Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Stock Purchase Contracts and have been duly delivered to the purchasers thereof upon the payment of the consideration therefore, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of any Stock Purchase Units or otherwise pursuant to the terms of any other Securities.

(11)           Any Stock Purchase Units, when (i) the terms of such Stock Purchase Units, of any contract governing and establishing the terms of such Stock Purchase Units and of the issuance and sale of such Stock Purchase Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing and establishing the terms of such Stock Purchase Units has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Stock Purchase Units have been taken and (iv) such Stock Purchase Units have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Stock Purchase Units and have been duly delivered to the purchasers thereof upon the payment of the consideration therefore, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Stock Purchase Units covered by the opinion in this paragraph include any Stock Purchase Units that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

ConocoPhillips

ConocoPhillips Company

August 5, 2020

This opinion is limited in all respects to the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company and CPCo in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP